UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023

BurgerFi International, Inc.

(Exact name of registrant as specified in its charter)

001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A (“Amendment No. 1”) amends Item 5.02 of the Current Report on Form 8-K, filed by BurgerFi International, Inc., a Delaware corporation (the “Company”) on May 30, 2023 (the “Original Filing”), to disclose certain compensation arrangements in connection with the Company entering into an employment agreement with Carl Bachmann to serve as Chief Executive Officer of the Company, which arrangements had not yet been determined when the Original Filing was filed. This Amendment No. 1 supplements the Original Filing and should be read in conjunction with the Original Filing.

On July 10, 2023, the Company granted Mr. Bachmann employment inducement awards consisting of (i) 500,000 time-based restricted stock units (the “Time-Based Restricted Stock Units”) and (ii) 500,000 performance-based restricted stock units (the “Performance-Based Restricted Stock Units”) pursuant to the terms of grant agreements. The Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units are each scheduled to vest in five equal installments beginning on March 29, 2024, subject to Mr. Bachmann’s continuous employment through the service period for the applicable installment and earlier vesting due to a change of control or certain termination events described below and, in the case of the Performance-Based Restricted Stock Units, achievement of certain performance criteria set forth in that certain employment agreement (the “Employment Agreement”) dated May 23, 2023 by and between the Company and Mr. Bachmann. Each of these grants was made as a material inducement to Mr. Bachmann’s employment and was approved by the Company’s Board of Directors and by the Compensation Committee of the Board of Directors as of July 10, 2023, in accordance with Nasdaq Listing Rule 5635(c)(4). The awards were granted outside of the Company’s 2020 Omnibus Equity Incentive Plan (the “Plan”).

If (a) there is a Change of Control (as defined in the Plan) during the term of Mr. Bachmann’s employment or (b) at any time on or before July 10, 2024, the Employment Agreement is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Bachmann for Good Reason (as defined in the Employment Agreement), all unearned Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units that could vest during the calendar year in which the Change of Control or termination occurs shall be deemed to have been earned and vested immediately prior to the Change of Control or termination.

In addition to the Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units described above, as contemplated by the Employment Agreement, the Company granted to Mr. Bachmann, effective as of July 10, 2023, 63,500 shares of the Company’s common stock, which such shares are subject to Rule 144 of the Securities Act of 1933, as amended.

Mr. Bachmann’s grant agreements are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Unit Award Agreement dated July 10, 2023, by and between BurgerFi International, Inc. and Carl Bachmann.

10.2	Restricted Stock Unit Award Agreement dated July 10, 2023, by and between BurgerFi International, Inc. and Carl Bachmann.

10.3	Restricted Stock Award Agreement dated July 10, 2023, by and between BurgerFi International, Inc. and Carl Bachmann.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp, Chief Legal Officer & Corporate Secretary

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